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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 21, 1998

                            ARV ASSISTED LIVING, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                        0-26980                 33-0160968
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)

                             245 Fischer Avenue, D-1
                              Costa Mesa, CA 92626
              (Address of Principal Executive Offices and Zip Code)

      (Registrant's telephone number, including area code): (714) 751-7400


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ITEM 5. OTHER EVENTS

TERMINATION EVENT

At a special meeting held on October 21, 1998 (the "Special Meeting"), the Board of Directors (the "Board") of ARV Assisted Living, Inc. ("ARV"), declared that a "Termination Event" had occurred on October 12, 1998, under the Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), dated October 29, 1997, among ARV, Prometheus Assisted Living LLC ("Prometheus"), and Lazard Freres Real Estate Investors L.L.C. ("LFREI," and together with Prometheus, the "Lazard Parties"). Prometheus is a controlled affiliate of LFREI, and with its affiliates is ARV's largest stockholder.

Under the Stockholders Agreement, a "Termination Event" is defined as the date on which either (i) the Lazard Parties no longer beneficially own a number of shares of ARV Common Stock equal to at least 5% of the outstanding ARV Common Stock or (ii) the Lazard Parties no longer beneficially own ARV Common Stock having an aggregate market value of at least $25,000,000. Based on reports filed by the Lazard Parties with the Securities and Exchange Commission, the Lazard Parties beneficially own 7,595,069 shares of ARV Common Stock. On October 12, 1998, the closing price of ARV's Common Stock on the American Stock Exchange was $2.75 per share, resulting in an aggregate market value for the Lazard Parties' shares of $20,886,440, which is below the $25,000,000 threshold for a Termination Event.

As a result of the Termination Event, the Lazard Parties no longer have certain rights under the Stockholders Agreement, including (i) the right to designate three nominees to the Board if the Board is a single class, and one designee per class if the Board is divided into three classes and (ii) a participation right to purchase or subscribe up to that number of additional shares of capital stock issued or sold by ARV which represents the same proportion of the total number of shares of capital stock to be issued or sold by ARV as is represented by the number of shares of ARV Common Stock beneficially owned by the Lazard Parties prior to such sale or issuance relative to the number of outstanding shares of ARV Common Stock, on an adjusted fully diluted basis, prior to such sale or issuance (but in no event more than 35.8% of the total number of shares of capital stock to be issued or sold by ARV at all subsequent offerings).

The Termination Event also caused the termination of the requirement that the number of directors on the Board shall not exceed nine at any time.

Effective on January 11, 1999, ninety days after the Termination Event, the Standstill Period under the Stockholders Agreement will terminate, causing the termination of the Lazard Parties' standstill obligations, including the obligations not to (i) act in concert with any other person or "Group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act")) by becoming a member of a "13D Group" (defined as any group of persons acquiring, holding, voting or disposing of voting securities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date of the Stockholders Agreement) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within



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the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned voting securities representing more than 5% of any class of voting securities then outstanding), other than any 13D Group comprised exclusively of the Lazard Parties and one or more of their Affiliates; (ii) purchase or otherwise acquire shares of ARV Common Stock as a result of which, after giving effect to such purchase or acquisition, the Lazard Parties and their controlled affiliates will beneficially own in the aggregate more than 49.9% of the outstanding shares of ARV Common Stock on an adjusted fully diluted basis; (iii) solicit, encourage or propose to effect or negotiate any merger, consolidation, other business combination, liquidation, sale of ARV or all or substantially all of ARV's assets or any other change of control of ARV or similar extraordinary transaction, subject to certain limited exceptions; (iv) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)) or call, or in any way encourage or participate in a call for, a special meeting of stockholders of ARV, or request, or take action to obtain or retain, any list of holders of any securities of ARV, or initiate or propose any stockholder proposal or participate in or encourage the making of, or solicit stockholders of ARV for the approval of, one or more stockholder proposals; (v) seek representation on the Board or a change in the composition or size of the Board (except pursuant to the Lazard Parties' above-referenced right to designate board nominees, which right terminated due to the Termination Event); (vi) enter into or permit Kapson Senior Quarters Corp. to enter into sale/leaseback or other financing arrangements of the type contemplated by the letter agreement dated as of September 30, 1997, as amended and restated as of October 29, 1997, between the Lazard Parties and ARV, with any company other than ARV the principal business of which is the ownership, management, operation and development of assisted living facilities in the United States, unless such company enters into a written standstill agreement with ARV containing provisions substantially similar to the standstill provisions of the Stockholders Agreement; (vii) request ARV or any of its directors, officers, employees or agents to amend or waive any of the foregoing standstill provisions or seek to challenge the legality or effect thereof; or (viii) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

Effective on January 11, 1999, the termination of the Standstill Period also will relieve the Lazard Parties from certain of their other obligations under the Stockholders Agreement, including their obligation to vote all shares of ARV Common Stock owned by them that represent aggregate ownership in excess of 35.8% of the outstanding shares of ARV Common Stock, in one of the following two manners, at their option: (x) in accordance with the recommendation of the Board, or (y) proportionally in accordance with the votes of the other holders of ARV Common Stock; and to vote all shares of ARV Common Stock held by them in favor of the election of all directors nominated by the nominating committee, if any, or the Board.

In pending litigation filed by the Lazard Parties against ARV, the Lazard Parties are asserting that the Standstill Period has already terminated due to an "Early Standstill Termination Event" under the Stockholders Agreement. An Early Standstill Termination Event, which is alleged in the Lazard Parties' lawsuit, is not the same as a Termination Event, which is the subject of this


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report. ARV's position is that an Early Standstill Termination Event has not occurred, but that a termination of the Standstill Period will occur on January 11, 1999, ninety days after the Termination Event.

AMENDMENT OF RIGHTS AGREEMENT

At the Special Meeting, the Board approved and adopted a First Amendment to Rights Agreement (the "Rights Agreement Amendment") dated October 21, 1998, between ARV and ChaseMellon Shareholder Services, L.L.C. ("Chase"), amending the Rights Agreement dated May 14, 1998, between ARV and Chase (the "Rights Agreement"). The Rights Agreement Amendment amends the Rights Agreement by providing that the Lazard Parties become an Acquiring Person, thereby triggering the stockholders' rights under the Rights Agreement, at such time as they become the beneficial owner of 50% or more of ARV's Common Stock. Prior to the Rights Agreement Amendment, the 50% limitation applied to the Lazard Parties only until the termination of the Standstill Period. The Rights Agreement Amendment also contains technical amendments to remove references to the term "Continuing Director," in response to a recent Delaware court case not involving ARV that put into question the validity of certain types of rights agreement provisions using the "Continuing Director" concept.

BYLAW AMENDMENT

At the Special Meeting, the Board also approved an amendment to ARV's Bylaws to remove the right of stockholders owning a majority of ARV's voting stock to call a special meeting of stockholders (the "Bylaw Amendment"). The Bylaw Amendment provides that a special meeting of stockholders may now be called by the President or Chief Executive Officer and shall be called by the President, Chief Executive Officer or the Secretary at the written request of a majority of the Board of Directors.

APPOINTMENT OF DOUGLAS PASQUALE TO THE BOARD OF DIRECTORS

At the Special Meeting, the Board also adopted a resolution increasing the number of directors from nine to ten and appointing ARV's President/Chief Operating Officer, Douglas M. Pasquale, to serve as a Class A director until the 2001 annual meeting of ARV's stockholders.

INCORPORATION BY REFERENCE

This report contains summary descriptions of certain documents, including the Stockholders Agreement, the Rights Agreement, the Rights Agreement Amendment and the Bylaw Amendment. These descriptions are not intended to be complete. Reference is made to the full text of these documents, which are attached as exhibits to this report or as exhibits to other filings made by ARV with the Securities and Exchange Commission and are incorporated herein by this reference.



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ITEM 7. EXHIBITS

        Reference is made to the Exhibit Index annexed hereto and made a part hereof.














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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ARV ASSISTED LIVING, INC.


Date:  October 23, 1998                     By:    /s/ Sheila M. Muldoon
                                                   -----------------------------
                                            Name:  Sheila M. Muldoon
                                            Title: Senior Vice President and
                                                   General Counsel








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                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------
3.1            Amendment to the Registrant's Bylaws, effective as of
               October 21, 1998.

4.1 First Amendment to Rights Agreement dated October 21, 1998, by and between ARV Assisted Living, Inc., and ChaseMellon Shareholder Services, L.L.C.

99.1           Press Release issued by the Registrant dated October 21, 1998.













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